                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G

                  The undersigned hereby agrees to file jointly the Statement on
Schedule 13G (the "Statement") relating to the Common Stock, $.001 par value per share, of SIBIA Neurosciences, Inc., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under
Section 13 of the Securities Exchange Act of 1934, as amended.

                  It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

                  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 14 day of February, 1997.

                                             NOVARTIS AG


                                             By: /s/ Ingrid Duplain
                                                --------------------------------
                                                Name:  Ingrid Duplain
                                                Title:  Authorized Signatory

                                             NOVARTIS PRODUKTE AG



                                             By: /s/ Pierre Douaze
                                                --------------------------------
                                                Name: Pierre Douaze
                                                Title:  Authorized Signatory


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